NEWS

Marriott International Reports Fourth Quarter and Full Year 2024 Results

•Fourth quarter 2024 RevPAR1 increased 5.0 percent worldwide, with 4.1 percent growth in the U.S. & Canada and 7.2 percent growth in international markets

•Fourth quarter reported diluted EPS totaled $1.63 and adjusted diluted EPS totaled $2.45

•Fourth quarter reported net income totaled $455 million and adjusted net income totaled $686 million

•Fourth quarter adjusted EBITDA totaled $1,286 million

•With record gross room additions of over 123,000 in 2024, net rooms grew 6.8 percent from year-end 2023

•At the end of the year, Marriott’s worldwide development pipeline totaled nearly 3,800 properties and over 577,000 rooms

•The company returned over $4.4 billion to shareholders through dividends and share repurchases in 2024

For a summary of fourth quarter and full year 2024 highlights, please visit: https://news.marriott.com/static-assets/component-resources/newscenter/earnings/2025/ce86e15d-fd4c-48b1-8ce5-44ad6a468787.pdf

BETHESDA, MD – February 11, 2025 - Marriott International, Inc. (Nasdaq: MAR) today reported fourth quarter and full year 2024 results.

Anthony Capuano, President and Chief Executive Officer, said, “Marriott achieved excellent results in 2024, as we delivered best-in-class experiences that helped drive strong demand for our industry-leading portfolio of brands. Full year global RevPAR rose 4.3 percent and, with record gross room additions of over 123,000, net rooms grew 6.8 percent to over 1.7 million rooms worldwide at year-end.

“In the fourth quarter, worldwide RevPAR rose 5 percent, driven by gains in both ADR and occupancy. International RevPAR increased by more than 7 percent, with APEC and EMEA leading the way and
1All occupancy, Average Daily Rate (ADR) and Revenue Per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2024 and 2023 reflect properties that are comparable in both years.

benefiting from strong leisure demand. RevPAR in the U.S. & Canada rose more than 4 percent, the region’s highest RevPAR increase of the year, with all customer segments growing versus the prior-year quarter.

“2024 was a terrific year for our development team. The company signed a record number of new deals, and our industry-leading development pipeline reached over 577,000 rooms at the end of the year. For the full year, conversions represented more than one-third of our rooms signings and over half of our room additions.

“We continued to enhance our portfolio to deliver new travel experiences to our guests around the world. We advanced our presence in the midscale segment with the opening of 28 Four Points Flex hotels across EMEA and APEC and the debut of the City Express by Marriott brand in the U.S. & Canada. We also strengthened our non-traditional offerings with founding deals in the outdoor lodging segment with key players Postcard Cabins and Trailborn.

“Looking ahead, I am incredibly optimistic about Marriott’s future. With our unparalleled global rooms distribution and brand portfolio, leading loyalty program with nearly 228 million Marriott Bonvoy members and our dedicated associates, I believe Marriott is well-positioned to take advantage of the continued momentum in travel. With our powerful, cash-generating asset-light business model, we look forward to delivering strong, valuable growth as we continue to connect people around the world through the power of travel.”

Fourth Quarter 2024 Results
Base management and franchise fees totaled $1,128 million in the 2024 fourth quarter, a 10 percent increase compared to base management and franchise fees of $1,026 million in the year-ago quarter. The increase is primarily attributable to RevPAR increases and unit growth, as well as higher residential and co-branded credit card fees.

Incentive management fees totaled $206 million in the 2024 fourth quarter, compared to $218 million in the 2023 fourth quarter, with growth in APEC offset by declines in U.S. & Canada and Greater China.

Owned, leased, and other revenue, net of direct expenses, totaled $100 million in the 2024 fourth quarter, compared to $151 million in the 2023 fourth quarter. The decrease was primarily driven by a $63 million termination fee related to a development project in the year-ago quarter.

General, administrative, and other expenses for the 2024 fourth quarter totaled $289 million, compared to $330 million in the year-ago quarter. The year-over-year decline largely reflects lower administrative, bad debt and litigation expenses.

Interest expense, net, totaled $170 million in the 2024 fourth quarter, compared to $144 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

In the 2024 fourth quarter, the provision for income taxes totaled a $143 million expense compared to a $267 million benefit in the 2023 fourth quarter. The unfavorable year-over-year change is primarily due to 2023 fourth quarter international intellectual property transactions resulting in $228 million of benefits and a $223 million release of a tax valuation allowance in the year-ago quarter.

Marriott’s reported operating income totaled $752 million in the 2024 fourth quarter, compared to 2023 fourth quarter reported operating income of $718 million. Reported net income totaled $455 million in the 2024 fourth quarter, compared to 2023 fourth quarter reported net income of $848 million. Reported diluted earnings per share (EPS) totaled $1.63 in the quarter, compared to reported diluted EPS of $2.87 in the year-ago quarter.

Adjusted operating income in the 2024 fourth quarter totaled $1,072 million, compared to 2023 fourth quarter adjusted operating income of $992 million. Fourth quarter 2024 adjusted net income totaled $686 million, compared to 2023 fourth quarter adjusted net income of $1,055 million. Adjusted diluted EPS in the 2024 fourth quarter totaled $2.45, compared to adjusted diluted EPS of $3.57 in the year-ago quarter.

Adjusted results excluded cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges and gain on asset dispositions. See the press release schedules for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,286 million in the 2024 fourth quarter, a 7 percent increase compared to fourth quarter 2023 adjusted EBITDA of $1,197 million. See the press release schedules for the adjusted EBITDA calculation.

Full Year 2024 EPS Results
Full year 2024 reported diluted EPS totaled $8.33, compared to reported diluted EPS of $10.18 in 2023. Full year 2024 adjusted diluted EPS totaled $9.33, compared to adjusted diluted EPS of $9.99 in 2023. Reported and adjusted results in 2024 included a $19 million ($14 million after-tax and $0.05 per share) guarantee reserve for a U.S. hotel, which was negotiated in connection with the Starwood acquisition. Reported and adjusted results in 2023 included a $63 million ($47 million after‐tax and $0.15 per share) termination fee related to a development project, $228 million ($0.75 per share) of tax benefits from international intellectual property transactions and a $223 million ($0.73 per share) favorable impact from the release of a tax valuation allowance.

Selected Performance Information
Net rooms grew 6.8 percent from year-end 2023, as the company added roughly 109,000 net rooms globally during 2024, including more than 45,000 net rooms in international markets. At the end of the year, Marriott’s global system totaled over 9,300 properties, with roughly 1,706,000 rooms.

At the end of the year, the company’s worldwide development pipeline totaled 3,766 properties with over 577,000 rooms, including 175 properties with roughly 29,000 rooms approved for development, but not yet subject to signed contracts. The year-end pipeline included 1,381 properties with over 229,000 rooms under construction, including hotels that are in the process of converting to our system. Fifty-five percent of rooms in the year-end pipeline are in international markets.

In the 2024 fourth quarter, worldwide RevPAR increased 5.0 percent (a 5.0 percent increase using actual dollars) compared to the 2023 fourth quarter. RevPAR in the U.S. & Canada increased 4.1 percent (a 4.0 percent increase using actual dollars), and RevPAR in international markets increased 7.2 percent (a 7.1 percent increase using actual dollars).

Balance Sheet & Common Stock
At year-end 2024, Marriott’s total debt was $14.4 billion and cash and equivalents totaled $0.4 billion, compared to $11.9 billion in debt and $0.3 billion of cash and equivalents at year-end 2023.

The company repurchased 2.0 million shares of common stock in the 2024 fourth quarter for $0.5 billion. For full year 2024, Marriott repurchased 15.4 million shares for $3.7 billion. Year to date through February 7, the company has repurchased 1.2 million shares for $350 million.

Company Outlook

	First Quarter 2025 vs First Quarter 2024	Full Year 2025 vs Full Year 2024
Comparable systemwide constant $ RevPAR growth
Worldwide	3% to 4%	2% to 4%

Year-End 2025 vs Year-End 2024
Net rooms growth	4% to 5%

($ in millions, except EPS)	First Quarter 2025	Full Year 2025
Gross fee revenues	$1,240 to $1,255	$5,370 to $5,480
Owned, leased, and other revenue, net of direct expenses	Approx. $55	$345 to $355
General, administrative, and other expenses	$255 to $245	$985 to $965
Adjusted EBITDA[1,2]	$1,170 to $1,195	$5,295 to $5,435
Adjusted EPS – diluted[2,3]	$2.20 to $2.26	$9.82 to $10.19
Effective tax rate	Approx. 22%	Approx. 26%
Investment spending[4]		$1,000 to $1,100
Capital return to shareholders[5]		Approx. $4,000
1See the press release schedules for the adjusted EBITDA calculations.
2Adjusted EBITDA and Adjusted EPS – diluted for first quarter and full year 2025 do not include cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, or any potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.
3Assumes the level of capital return to shareholders noted above.
4Includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities, but excludes any potential property or brand acquisitions, which we cannot forecast with sufficient accuracy and which may be significant.
5Assumes the level and types of investment spending noted above and that no asset sales or property or brand acquisitions occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, February 11, 2025, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at
http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until February 11, 2026.

The telephone dial-in number for the conference call is US Toll Free: 800-274-8461, or Global: +1 203-518-9814. The conference ID is MAR4Q24. A telephone replay of the conference call will be available from 1:00 p.m. ET, Tuesday, February 11, 2025, until 8:00 p.m. ET, Tuesday, February 18, 2025. To access the replay, call US Toll Free: 800-753-0348 or Global: +1 402-220-2672 using conference ID MAR4Q24.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of February 11, 2025. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; cash generation and shareholder returns; our growth prospects; our development pipeline; our expectations regarding new brands, offerings and growth opportunities; our Marriott Bonvoy loyalty program; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of over 9,300 properties across more than 30 leading brands in 144 countries and territories. Marriott operates, franchises, and licenses hotel, residential, timeshare, and other lodging properties all around the world. The company offers Marriott Bonvoy®, its highly awarded travel platform. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

MEDIA & INVESTOR RELATIONS CONTACTS:
Melissa Froehlich Flood
Senior Vice President, Global Corporate Communications & Public Policy
Marriott International
newsroom@marriott.com

Jackie Burka McConagha
Senior Vice President, Investor Relations
Marriott International
jackie.mcconagha@marriott.com

Pilar Fernandez
Senior Director, Investor Relations
Marriott International
pilar.fernandez@marriott.com
IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER 2024 AND 2023
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	December 31, 2024	December 31, 2023	Reported 2024 vs. 2023
REVENUES
Base management fees	$333	$321	4
Franchise fees[1]	795	705	13
Incentive management fees	206	218	(6)
Gross Fee Revenues	1,334	1,244	7
Contract investment amortization[2]	(27)	(22)	(23)
Net Fee Revenues	1,307	1,222	7
Owned, leased, and other revenue[3]	418	455	(8)
Cost reimbursement revenue[4]	4,704	4,418	6
Total Revenues	6,429	6,095	5

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	318	304	(5)
Depreciation, amortization, and other[6]	46	51	10
General, administrative, and other[7]	289	330	12
Restructuring and merger-related charges	52	8	(550)
Reimbursed expenses[4]	4,972	4,684	(6)
Total Expenses	5,677	5,377	(6)

OPERATING INCOME	752	718	5

Gains and other income, net[8]	16	7	129
Interest expense	(180)	(153)	(18)
Interest income	10	9	11
Equity in earnings[9]	—	—	—

INCOME BEFORE INCOME TAXES	598	581	3

(Provision) benefit for income taxes	(143)	267	(154)

NET INCOME	$455	$848	(46)

EARNINGS PER SHARE
Earnings per share - basic	$1.63	$2.88	(43)
Earnings per share - diluted	$1.63	$2.87	(43)

Basic Shares	278.9	294.3
Diluted Shares	280.1	295.6

[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, and residential branding fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FULL YEAR 2024 AND 2023
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Twelve Months Ended	Twelve Months Ended	Better/(Worse)
	December 31, 2024	December 31, 2023	Reported 2024 vs. 2023
REVENUES
Base management fees	$1,288	$1,238	4
Franchise fees[1]	3,113	2,831	10
Incentive management fees	769	755	2
Gross Fee Revenues	5,170	4,824	7
Contract investment amortization[2]	(103)	(88)	(17)
Net Fee Revenues	5,067	4,736	7
Owned, leased, and other revenue[3]	1,551	1,564	(1)
Cost reimbursement revenue[4]	18,482	17,413	6
Total Revenues	25,100	23,713	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	1,200	1,165	(3)
Depreciation, amortization, and other[6]	183	189	3
General, administrative, and other[7]	1,074	1,011	(6)
Restructuring and merger-related charges	77	60	(28)
Reimbursed expenses[4]	18,799	17,424	(8)
Total Expenses	21,333	19,849	(7)

OPERATING INCOME	3,767	3,864	(3)

Gains and other income, net[8]	31	40	(23)
Interest expense	(695)	(565)	(23)
Interest income	40	30	33
Equity in earnings[9]	8	9	(11)

INCOME BEFORE INCOME TAXES	3,151	3,378	(7)

Provision for income taxes	(776)	(295)	(163)

NET INCOME	$2,375	$3,083	(23)

EARNINGS PER SHARE
Earnings per share - basic	$8.36	$10.23	(18)
Earnings per share - diluted	$8.33	$10.18	(18)

Basic Shares	284.2	301.5
Diluted Shares	285.2	302.9

[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, and residential branding fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Twelve Months Ended
			Percent			Percent
	December 31,	December 31,	Better/	December 31,	December 31,	Better/
	2024	2023	(Worse)	2024	2023	(Worse)
Total revenues, as reported	$6,429	$6,095		$25,100	$23,713
Less: Cost reimbursement revenue	(4,704)	(4,418)		(18,482)	(17,413)
Adjusted total revenues†	1,725	1,677		6,618	6,300

Operating income, as reported	752	718		3,767	3,864
Less: Cost reimbursement revenue	(4,704)	(4,418)		(18,482)	(17,413)
Add: Reimbursed expenses	4,972	4,684		18,799	17,424
Add: Restructuring and merger-related charges	52	8		77	60
Adjusted operating income†	1,072	992	8%	4,161	3,935	6%

Operating income margin	12%	12%		15%	16%
Adjusted operating income margin†	62%	59%		63%	62%

Net income, as reported	455	848		2,375	3,083
Less: Cost reimbursement revenue	(4,704)	(4,418)		(18,482)	(17,413)
Add: Reimbursed expenses	4,972	4,684		18,799	17,424
Add: Restructuring and merger-related charges	52	8		77	60
Less: Gain on asset dispositions[1]	(11)	—		(11)	(24)
Income tax effect of above adjustments	(78)	(67)		(98)	(3)
Less: Income tax special items	—	—		—	(100)
Adjusted net income†	$686	$1,055	(35)%	$2,660	$3,027	(12)%

Diluted earnings per share, as reported	$1.63	$2.87		$8.33	$10.18
Adjusted diluted earnings per share†	$2.45	$3.57	(31)%	$9.33	$9.99	(7)%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Gain on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of December 31, 2024
	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	618	213,371	1,363	358,518	1,981	571,889
Marriott Hotels	101	56,734	191	60,158	292	116,892
Sheraton	25	19,642	180	61,432	205	81,074
Courtyard	156	25,372	129	28,189	285	53,561
Westin	41	22,486	78	23,732	119	46,218
JW Marriott	23	13,189	75	26,941	98	40,130
The Ritz-Carlton	42	12,798	78	18,307	120	31,105
Renaissance	21	9,065	53	16,403	74	25,468
Four Points	1	134	94	25,241	95	25,375
Le Méridien	—	—	69	19,629	69	19,629
W Hotels	23	6,535	44	12,145	67	18,680
St. Regis	13	2,669	49	10,638	62	13,307
Residence Inn	73	12,002	9	1,116	82	13,118
Delta Hotels by Marriott	25	6,770	26	4,925	51	11,695
Gaylord Hotels	6	10,220	—	—	6	10,220
The Luxury Collection	6	2,296	41	7,863	47	10,159
Aloft	2	505	43	9,498	45	10,003
Fairfield by Marriott	6	1,431	53	8,124	59	9,555
Autograph Collection	9	2,862	17	3,167	26	6,029
Marriott Executive Apartments	—	—	38	5,304	38	5,304
EDITION	5	1,379	15	2,844	20	4,223
Element	3	810	15	2,961	18	3,771
SpringHill Suites	22	3,755	—	—	22	3,755
AC Hotels by Marriott	8	1,512	13	2,223	21	3,735
Moxy	1	380	13	2,876	14	3,256
Protea Hotels	—	—	22	2,737	22	2,737
Tribute Portfolio	—	—	11	1,415	11	1,415
TownePlace Suites	6	825	—	—	6	825
Bulgari	—	—	7	650	7	650
Owned/Leased	14	5,539	37	8,773	51	14,312
Sheraton	1	1,218	4	1,830	5	3,048
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard	7	987	4	894	11	1,881
W Hotels	2	765	2	665	4	1,430
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
The Ritz-Carlton	—	—	2	548	2	548
Renaissance	—	—	2	505	2	505
JW Marriott	—	—	1	496	1	496
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	360	5	360
Residence Inn	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of December 31, 2024
	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	5,603	835,489	1,589	268,957	7,192	1,104,446
Courtyard	913	122,312	132	24,426	1,045	146,738
Fairfield by Marriott	1,168	110,064	104	14,631	1,272	124,695
Residence Inn	799	95,055	37	4,723	836	99,778
Marriott Hotels	233	73,945	70	20,066	303	94,011
Sheraton	140	43,394	81	23,124	221	66,518
Autograph Collection	153	34,542	148	29,567	301	64,109
SpringHill Suites	541	62,911	—	—	541	62,911
TownePlace Suites	519	52,383	—	—	519	52,383
Westin	94	31,764	33	10,232	127	41,996
Four Points	147	21,894	90	16,437	237	38,331
AC Hotels by Marriott	118	19,517	105	15,323	223	34,840
Aloft	164	23,505	28	5,253	192	28,758
Renaissance	69	19,250	33	8,726	102	27,976
Moxy	43	7,425	104	19,649	147	27,074
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Tribute Portfolio	88	16,578	53	7,493	141	24,071
Timeshare*	72	18,839	21	3,911	93	22,750
Delta Hotels by Marriott	67	15,047	21	4,627	88	19,674
The Luxury Collection	13	7,607	57	10,429	70	18,036
City Express by Marriott	1	83	152	17,694	153	17,777
Element	87	11,618	5	722	92	12,340
Design Hotels*	20	2,157	141	9,949	161	12,106
Le Méridien	24	5,262	24	6,184	48	11,446
JW Marriott	12	6,080	15	3,273	27	9,353
Sonder by Marriott Bonvoy	104	6,501	59	2,694	163	9,195
Four Points Flex by Sheraton***	—	—	28	5,037	28	5,037
Protea Hotels	—	—	37	3,283	37	3,283
W Hotels	1	1,117	1	226	2	1,343
Marriott Executive Apartments	—	—	4	509	4	509
The Ritz-Carlton	1	429	—	—	1	429
The Ritz-Carlton Yacht Collection*	—	—	2	377	2	377
Apartments by Marriott Bonvoy	—	—	2	231	2	231
Bulgari	—	—	2	161	2	161
Residences	72	7,664	65	8,020	137	15,684
The Ritz-Carlton Residences	43	4,754	21	1,854	64	6,608
St. Regis Residences	11	1,267	14	1,947	25	3,214
W Residences	10	1,092	8	765	18	1,857
Marriott Hotels Residences	—	—	4	1,145	4	1,145
JW Marriott Residences	—	—	3	767	3	767
Westin Residences	3	266	2	353	5	619
Bulgari Residences	—	—	5	526	5	526
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	3	115	4	206
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	—	—	3	82
Le Méridien Residences	—	—	1	62	1	62
Autograph Collection Residences	—	—	1	14	1	14
Grand Total	6,307	1,062,063	3,054	644,268	9,361	1,706,331
[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes five MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, one The Luxury Collection and one W Hotels) which are presented in "Franchised, Licensed and Other" within their respective brands.
*** Four Points Flex by Sheraton refers to properties previously referred to as Four Points Express.
Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of December 31, 2024
	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	209	62,150	449	102,080	658	164,230
JW Marriott	35	19,269	91	30,710	126	49,979
JW Marriott Residences	—	—	3	767	3	767
The Ritz-Carlton	43	13,227	80	18,855	123	32,082
The Ritz-Carlton Residences	43	4,754	21	1,854	64	6,608
The Ritz-Carlton Yacht Collection*	—	—	2	377	2	377
The Luxury Collection	19	9,903	101	18,675	120	28,578
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	26	8,417	47	13,036	73	21,453
W Residences	10	1,092	8	765	18	1,857
St. Regis	13	2,669	50	10,798	63	13,467
St. Regis Residences	11	1,267	14	1,947	25	3,214
EDITION	5	1,379	15	2,844	20	4,223
EDITION Residences	3	82	—	—	3	82
Bulgari	—	—	9	811	9	811
Bulgari Residences	—	—	5	526	5	526
Premium	1,240	406,402	1,361	326,188	2,601	732,590
Marriott Hotels	336	131,983	266	81,855	602	213,838
Marriott Hotels Residences	—	—	4	1,145	4	1,145
Sheraton	166	64,254	265	86,386	431	150,640
Sheraton Residences	—	—	3	472	3	472
Westin	136	55,323	111	33,964	247	89,287
Westin Residences	3	266	2	353	5	619
Autograph Collection	162	37,404	170	33,094	332	70,498
Autograph Collection Residences	—	—	1	14	1	14
Renaissance	90	28,315	88	25,634	178	53,949
Renaissance Residences	1	112	—	—	1	112
Delta Hotels by Marriott	92	21,817	47	9,552	139	31,369
Le Méridien	24	5,262	93	25,813	117	31,075
Le Méridien Residences	—	—	1	62	1	62
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Tribute Portfolio	88	16,578	66	9,157	154	25,735
Design Hotels*	20	2,157	141	9,949	161	12,106
Gaylord Hotels	6	10,220	—	—	6	10,220
Sonder by Marriott Bonvoy	104	6,501	59	2,694	163	9,195
Marriott Executive Apartments	—	—	42	5,813	42	5,813
Apartments by Marriott Bonvoy	—	—	2	231	2	231
Select	4,785	574,589	1,043	189,358	5,828	763,947
Courtyard	1,076	148,671	265	53,509	1,341	202,180
Fairfield by Marriott	1,174	111,495	157	22,755	1,331	134,250
Residence Inn	873	107,249	47	5,979	920	113,228
SpringHill Suites	563	66,666	—	—	563	66,666
Four Points	148	22,028	184	41,678	332	63,706
TownePlace Suites	525	53,208	—	—	525	53,208
Aloft	166	24,010	71	14,751	237	38,761
AC Hotels by Marriott	126	21,029	118	17,546	244	38,575
Moxy	44	7,805	117	22,525	161	30,330
Element	90	12,428	20	3,683	110	16,111
Protea Hotels	—	—	64	6,932	64	6,932
Midscale	1	83	180	22,731	181	22,814
City Express by Marriott	1	83	152	17,694	153	17,777
Four Points Flex by Sheraton***	—	—	28	5,037	28	5,037
Timeshare*	72	18,839	21	3,911	93	22,750
Grand Total	6,307	1,062,063	3,054	644,268	9,361	1,706,331
[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes five MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, one The Luxury Collection and one W Hotels) which are presented within their respective brands.

*** Four Points Flex by Sheraton refers to properties previously referred to as Four Points Express.
Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$231.25	7.1%	69.9%	2.7%	pts.	$330.63	2.9%
The Ritz-Carlton	$355.73	8.5%	64.7%	1.1%	pts.	$549.45	6.6%
W Hotels	$217.14	3.1%	66.3%	1.7%	pts.	$327.53	0.4%
Composite US & Canada Luxury[1]	$298.79	4.9%	67.6%	1.4%	pts.	$441.90	2.8%
Marriott Hotels	$163.85	4.0%	66.3%	0.3%	pts.	$247.31	3.6%
Sheraton	$155.85	9.0%	64.6%	1.8%	pts.	$241.44	5.9%
Westin	$166.27	3.3%	66.1%	0.3%	pts.	$251.55	2.9%
Composite US & Canada Premium[2]	$161.05	3.9%	65.8%	0.2%	pts.	$244.78	3.6%
US & Canada Full-Service[3]	$190.69	4.2%	66.2%	0.5%	pts.	$288.11	3.5%
Courtyard	$108.30	5.8%	65.2%	2.3%	pts.	$166.06	2.1%
Residence Inn	$142.67	3.0%	73.8%	0.8%	pts.	$193.31	1.9%
Composite US & Canada Select[4]	$120.77	4.2%	68.6%	2.0%	pts.	$175.95	1.1%
US & Canada - All[5]	$173.93	4.2%	66.8%	0.8%	pts.	$260.48	2.9%

Comparable Systemwide US & Canada Properties
	Three Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$221.96	6.1%	69.5%	1.4%	pts.	$319.38	3.9%
The Ritz-Carlton	$354.42	9.0%	65.1%	1.3%	pts.	$544.19	6.8%
W Hotels	$217.14	3.1%	66.3%	1.7%	pts.	$327.53	0.4%
Composite US & Canada Luxury[1]	$279.24	4.9%	68.0%	1.1%	pts.	$410.79	3.2%
Marriott Hotels	$134.64	4.4%	64.4%	0.7%	pts.	$209.18	3.2%
Sheraton	$124.37	7.7%	63.8%	1.6%	pts.	$195.03	5.0%
Westin	$154.30	4.0%	66.1%	-0.1%	pts.	$233.47	4.2%
Composite US & Canada Premium[2]	$139.98	5.1%	65.0%	0.9%	pts.	$215.35	3.6%
US & Canada Full-Service[3]	$155.83	5.0%	65.3%	1.0%	pts.	$238.50	3.5%
Courtyard	$105.19	2.5%	65.2%	0.4%	pts.	$161.38	2.0%
Residence Inn	$123.91	3.3%	73.4%	1.0%	pts.	$168.77	1.9%
Fairfield by Marriott	$86.67	3.0%	65.4%	0.5%	pts.	$132.56	2.2%
Composite US & Canada Select[4]	$105.60	3.1%	68.1%	0.8%	pts.	$154.96	2.0%
US & Canada - All[5]	$126.05	4.1%	67.0%	0.8%	pts.	$188.13	2.8%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Twelve Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$232.59	3.9%	70.4%	0.7%	pts.	$330.26	2.8%
The Ritz-Carlton	$343.28	4.0%	66.0%	1.1%	pts.	$520.44	2.3%
W Hotels	$214.90	1.1%	67.0%	1.0%	pts.	$320.94	-0.4%
Composite US & Canada Luxury[1]	$291.59	2.4%	68.5%	0.8%	pts.	$425.71	1.2%
Marriott Hotels	$170.12	4.3%	70.0%	0.6%	pts.	$242.87	3.4%
Sheraton	$160.07	8.0%	68.1%	2.3%	pts.	$235.17	4.4%
Westin	$173.15	4.1%	69.5%	0.7%	pts.	$248.96	3.0%
Composite US & Canada Premium[2]	$166.40	4.3%	69.2%	0.5%	pts.	$240.48	3.6%
US & Canada Full-Service[3]	$193.35	3.6%	69.0%	0.6%	pts.	$280.04	2.8%
Courtyard	$112.33	2.7%	67.1%	0.7%	pts.	$167.38	1.5%
Residence Inn	$150.27	1.5%	76.3%	-0.3%	pts.	$197.05	1.9%
Composite US & Canada Select[4]	$125.41	2.2%	70.4%	0.5%	pts.	$178.09	1.4%
US & Canada - All[5]	$177.07	3.4%	69.4%	0.5%	pts.	$255.23	2.6%

Comparable Systemwide US & Canada Properties
	Twelve Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$225.02	3.7%	70.9%	0.3%	pts.	$317.30	3.3%
The Ritz-Carlton	$341.41	4.3%	66.3%	1.2%	pts.	$514.56	2.4%
W Hotels	$214.90	1.1%	67.0%	1.0%	pts.	$320.94	-0.4%
Composite US & Canada Luxury[1]	$274.18	2.5%	69.1%	0.7%	pts.	$396.56	1.5%
Marriott Hotels	$142.05	4.3%	68.0%	0.8%	pts.	$208.88	3.2%
Sheraton	$127.89	6.3%	66.9%	1.6%	pts.	$191.15	3.7%
Westin	$159.62	3.6%	69.7%	0.4%	pts.	$229.17	2.9%
Composite US & Canada Premium[2]	$144.81	4.5%	68.1%	0.9%	pts.	$212.64	3.0%
US & Canada Full-Service[3]	$159.54	4.1%	68.2%	0.9%	pts.	$233.87	2.7%
Courtyard	$111.97	1.2%	68.8%	-0.3%	pts.	$162.77	1.7%
Residence Inn	$131.10	2.2%	76.5%	0.2%	pts.	$171.36	2.0%
Fairfield by Marriott	$92.86	1.1%	68.9%	-0.4%	pts.	$134.73	1.7%
Composite US & Canada Select[4]	$111.84	1.9%	71.5%	0.0%	pts.	$156.50	1.9%
US & Canada - All[5]	$131.26	3.0%	70.1%	0.4%	pts.	$187.14	2.4%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$201.35	6.2%	72.2%	0.9%	pts.	$278.89	4.9%
Middle East & Africa	$164.07	8.7%	74.1%	3.1%	pts.	$221.34	4.2%
Greater China	$84.87	-1.8%	69.1%	1.4%	pts.	$122.90	-3.8%
Asia Pacific excluding China	$134.72	11.6%	74.1%	1.9%	pts.	$181.85	8.8%
Caribbean & Latin America	$188.08	9.5%	65.9%	0.6%	pts.	$285.28	8.5%

International - All[1]	$132.84	6.4%	71.5%	1.7%	pts.	$185.84	3.8%

Worldwide[2]	$150.30	5.3%	69.5%	1.3%	pts.	$216.32	3.3%

Comparable Systemwide International Properties
	Three Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$145.51	7.2%	70.0%	2.8%	pts.	$207.80	2.9%
Middle East & Africa	$152.57	9.7%	73.5%	3.3%	pts.	$207.49	4.8%
Greater China	$79.52	-1.7%	68.2%	1.2%	pts.	$116.57	-3.3%
Asia Pacific excluding China	$138.35	12.5%	74.4%	2.3%	pts.	$186.03	9.1%
Caribbean & Latin America	$148.88	7.3%	65.0%	0.0%	pts.	$228.95	7.3%

International - All[1]	$126.71	7.2%	70.4%	2.0%	pts.	$179.92	4.2%

Worldwide[2]	$126.26	5.0%	68.1%	1.2%	pts.	$185.42	3.2%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Twelve Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$215.26	7.0%	72.1%	0.7%	pts.	$298.73	6.0%
Middle East & Africa	$132.47	11.2%	68.6%	2.9%	pts.	$193.15	6.5%
Greater China	$84.57	-2.5%	68.7%	1.2%	pts.	$123.16	-4.2%
Asia Pacific excluding China	$122.13	12.2%	72.5%	3.7%	pts.	$168.45	6.5%
Caribbean & Latin America	$182.62	8.7%	66.0%	2.0%	pts.	$276.82	5.5%

International - All[1]	$124.96	6.6%	69.9%	2.1%	pts.	$178.79	3.3%

Worldwide[2]	$147.09	4.9%	69.7%	1.5%	pts.	$211.12	2.7%

Comparable Systemwide International Properties
	Twelve Months Ended December 31, 2024 and December 31, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$154.31	7.6%	70.3%	2.7%	pts.	$219.39	3.5%
Middle East & Africa	$123.62	12.1%	68.0%	2.8%	pts.	$181.72	7.6%
Greater China	$78.91	-2.3%	67.7%	1.0%	pts.	$116.55	-3.7%
Asia Pacific excluding China	$124.66	12.9%	72.5%	3.8%	pts.	$171.98	6.9%
Caribbean & Latin America	$151.98	8.8%	65.8%	1.8%	pts.	$231.13	5.8%

International - All[1]	$121.75	7.6%	69.2%	2.4%	pts.	$175.89	3.9%

Worldwide[2]	$128.23	4.3%	69.8%	1.0%	pts.	$183.58	2.8%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2024
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$564	$772	$584	$455	$2,375
Cost reimbursement revenue	(4,433)	(4,728)	(4,617)	(4,704)	(18,482)
Reimbursed expenses	4,501	4,645	4,681	4,972	18,799
Interest expense	163	173	179	180	695
Interest expense from unconsolidated joint ventures	2	2	1	3	8
Provision for income taxes	163	268	202	143	776
Depreciation and amortization	45	47	45	46	183
Contract investment amortization	23	27	26	27	103
Depreciation and amortization classified in reimbursed expenses	48	50	52	56	206
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	3	4	3	15
Stock-based compensation	53	57	63	64	237
Restructuring and merger-related charges	8	8	9	52	77
Gain on asset dispositions	—	—	—	(11)	(11)
Adjusted EBITDA†	$1,142	$1,324	$1,229	$1,286	$4,981

Change from 2023 Adjusted EBITDA†	4%	9%	8%	7%	7%

	Fiscal Year 2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$757	$726	$752	$848	$3,083
Cost reimbursement revenue	(4,147)	(4,457)	(4,391)	(4,418)	(17,413)
Reimbursed expenses	4,136	4,366	4,238	4,684	17,424
Interest expense	126	140	146	153	565
Interest expense from unconsolidated joint ventures	1	1	3	1	6
Provision (benefit) for income taxes	87	238	237	(267)	295
Depreciation and amortization	44	48	46	51	189
Contract investment amortization	21	22	23	22	88
Depreciation and amortization classified in reimbursed expenses	31	38	39	51	159
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	3	6	6	19
Stock-based compensation	37	56	54	58	205
Restructuring and merger-related charges	1	38	13	8	60
Gain on asset dispositions	—	—	(24)	—	(24)
Adjusted EBITDA†	$1,098	$1,219	$1,142	$1,197	$4,656

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FIRST QUARTER 2025
($ in millions)

	Range
	Estimated First Quarter 2025		First Quarter 2024
Net income excluding certain items[1]	$611	$630
Interest expense	191	191
Interest expense from unconsolidated joint ventures	2	2
Provision for income taxes	172	178
Depreciation and amortization	47	47
Contract investment amortization	28	28
Depreciation and amortization classified in reimbursed expenses	60	60
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4
Stock-based compensation	55	55
Adjusted EBITDA†	$1,170	$1,195	$1,142

Increase over 2024 Adjusted EBITDA†	2%	5%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2025
($ in millions)

	Range
	Estimated Full Year 2025		Full Year 2024
Net income excluding certain items[1]	$2,697	$2,799
Interest expense	810	810
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	950	988
Depreciation and amortization	200	200
Contract investment amortization	118	118
Depreciation and amortization classified in reimbursed expenses	270	270
Depreciation, amortization, and impairments from unconsolidated joint ventures	18	18
Stock-based compensation	225	225
Adjusted EBITDA†	$5,295	$5,435	$4,981

Increase over 2024 Adjusted EBITDA†	6%	9%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “†”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, and certain non-cash impairment charges (when applicable). Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, certain non-cash impairment charges (when applicable), and gains and losses on asset dispositions made by us or by our joint venture investees (when applicable and if above a specified threshold). Additionally, Adjusted net income and Adjusted diluted earnings per share exclude the income tax effect of the above adjustments (calculated using an estimated tax rate applicable to each adjustment) and income tax special items, which in 2023 primarily related to the resolution of tax audits. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision (benefit) for income taxes, restructuring and merger-related charges, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges and gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold).

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude restructuring and merger-related charges as well as non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Consolidated Statements of Income (our “Income Statements”), to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners and certain other counterparties, we do not seek a mark-up. For property-level services, we are typically reimbursed at the same time that we incur expenses. However, for centralized programs and services, we may be reimbursed before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners and certain other counterparties in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from hotel owners and certain other counterparties to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR, which we calculate by dividing property level room revenue by total rooms available for the period, is a meaningful indicator of our performance because it measures the period-over-period change in room revenues. RevPAR may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We also believe occupancy and average daily rate (“ADR”), which are components of calculating RevPAR, are meaningful indicators of our performance. Occupancy, which we calculate by dividing total rooms sold by total rooms available for the period, measures the utilization of a property’s available capacity. ADR, which we calculate by dividing property level room revenue by total rooms sold, measures average room price and is useful in assessing pricing levels. Comparisons to prior periods are on a constant U.S. dollar basis, which we calculate by applying exchange rates for the current period to the prior comparable period. We believe constant dollar analysis provides valuable information regarding the performance of hotels in our system as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as hotels in our system that were open and operating under one of our brands since the beginning of the last full calendar year (since January 1, 2023 for the current period) and have not, in either the current or previous year: (1) undergone significant room or public space renovations or expansions, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, and timeshare properties.

We use the term “hotel owners” throughout these schedules to refer, collectively, to owners of hotels and other lodging offerings operating in our system pursuant to management agreements, franchise agreements, license agreements or similar arrangements, and we use the term “hotels in our system” to refer to hotels and other lodging offerings operating in our system pursuant to such arrangements, as well as hotels that we own or lease. The terms “hotel owners” and “hotels in our system” exclude Homes & Villas by Marriott Bonvoy® (which we also exclude from our property and room count), timeshare, residential, and The Ritz-Carlton Yacht Collection®.